UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 9, 2017
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd.Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.
Entry into a Material Definitive Agreement.

On November 9, 2017, Insignia Systems, Inc. (the “Company”) entered into a registration and standstill agreement (the “Agreement”) with Sardar Biglari (“Biglari”), The Lion Fund II, L.P. (the “Lion Fund”), and Biglari Capital Corp. (“BCC” and, collectively with Biglari and the Lion Fund, the “Biglari Group”).

Pursuant to the Agreement, the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission for purposes of registering the sale of 2,313,200 shares of common stock (the “Shares”) beneficially owned by one or more members of the Biglari Group. The Company has agreed, among other things, to indemnify each member of the Biglari Group from certain liabilities, fees and expenses for errors and omissions in the registration statement.

Under the Agreement, the registration period continues until the earliest to occur of certain events, including the third anniversary of the effective date of the Agreement, and the disposition of Shares under the registration statement is subject to a specified price requirement as set forth in the Agreement.

Under the Agreement, the standstill period continues under the earliest to occur of certain events, including the third anniversary of the effective date of the Agreement. The Biglari Group has agreed during the standstill period to vote all shares of the Company common stock beneficially owned by them (i) in favor of all directors nominated by the Company’s board of directors (the “Board”) for election at any annual meeting of shareholders of the Company and (ii) for approval with respect to the advisory vote to approve executive compensation, in accordance with the Board’s recommendation on any advisory vote on the frequency of future advisory votes to approve executive compensation, and for the ratification of the Company’s independent auditors.

The Biglari Group has also agreed during the standstill period to abide by certain standstill provisions as described in the Agreement. During the standstill period, the Biglari Group is restricted, subject to certain limited exceptions, from: (i) submitting, inducing or encouraging the submission of any shareholder proposal or notice of nomination or other business for consideration; (ii) nominating any candidate for election to the Board or opposing the directors nominated by the Board; (iii) participating in any “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, other than a group consisting of members of the Biglari Group and their affiliates or any group deemed to arise from the Agreement; (iv) participating in the solicitation of any proxy other than in support of the Board’s nominees; (v) calling a special meeting of shareholders; (vi) seeking, other than as a director of the Company, to control or influence the governance or policies of the Company; (vii) effecting or facilitating the acquisition of any material assets or business of the Company, any business combination involving the Company, or any other extraordinary transaction with respect to the Company, and (vii) disclosing or pursuing certain intentions with respect to the Agreement.

The foregoing description does not purport to be a complete summary of the terms of the Agreement and is qualified by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description	Method of Filing
10.1	Registration and Standstill Agreement with Sardar Biglari, The Lion Fund II, L.P. and Biglari Capital Corp, dated November 9, 2017	Filed Electronically

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Dated: November 13, 2017	By:	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer

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